Exhibit (b)(1)(B)

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 1 (this “Amendment”) to Second Amended and Restated Credit Agreement, dated as of October 16, 2000 is entered into with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000 (the “Credit Agreement”) among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Letter of Credit Issuing Leader and Administrative Agent for the Lenders and any counterparty under any secured Swap Agreements. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

The Company and the Administrative Agent (acting with the consent of the Lenders) agree to amend the Credit Agreement as follows:

1. Amendment to Section 11.01. Section 11.01 of the Credit Agreement is hereby amended so that the preamble thereto reads in full as follows:

“No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Requisite Lenders (or by the Administrative Agent at the written request of the Requisite Lenders) and the Company and acknowledged by the Administrative Agent, and then any such waiver, amendment or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Company and acknowledged by the Administrative Agent, do any of the following”

Section 11.01 of the Credit Agreement is further amended to add a new clause (g) thereto, to read in full as follows:

“(g) amend the definition of “Borrowing Base”, the constituent definitions or components thereof, or amend the manner in which such definitions are used herein to limit the amount of the credit facilities which may be extended hereunder from time to time or the requirement of any repayment of the credit facilities hereunder by reason of any decrease in the amount of the Borrowing Base.”

2. Conditions Precedent. The effectiveness of this Amendment shall be conditioned upon the receipt by the Administrative Agent of (i) counterparts of this Amendment duly executed by the Company, (ii) written consents hereto duly executed by each of the Lenders and Pledgor, and (iii) a certified resolution of the Board of Directors of the Company authorizing the execution, delivery and performance of this Amendment.

3. Representations and Warranties. The Company represents and warrants to the Administrative Agent and the Lenders that, as of the date of this Amendment, (a) no Default or Event of Default has occurred and remains continuing and (b) each of the representations and warranties of the Company contained in Section 6 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date).

4. Confirmation. In all other respects, the terms of the Credit Agreement and the other Loan Documents are hereby confirmed.

IN WITNESS WHEREOF, the Company and the Administrative Agent have executed this Amendment as of the date first written above by their duly authorized representatives.

TRACINDA CORPORATION, a Nevada
corporation

By:	/s/ Anthony Mandekic

Name: Title: Sec./Treas.

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Janice Hammond

Name: Janice Hammond Title: Vice President Agency Specialist

CONSENT OF BANK

This Consent of Bank is delivered by the undersigned Bank with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000, (the “Credit Agreement”) among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Administrative Agent for the Banks. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby consents to the execution and delivery of the proposed Amendment No. 1 to the Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned.

Bank of America
[Name of Bank]

By:	/s/ Jon Varnell
Title:	Managing Director

CONSENT OF BANK

This Consent of Bank is delivered by the undersigned Bank with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000, (the “Credit Agreement”) among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Administrative Agent for the Banks. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby consents to the execution and delivery of the proposed Amendment No. l to the Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned.

The Bank of Nova Scotia
[Name of Bank]

By:	/S/ JED RICHARDSON
Title:	Director

CONSENT OF BANK

This Consent of Bank is delivered by the undersigned Bank with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000, (the “Credit Agreement”) among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Administrative Agent for the Banks. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby consents to the execution and delivery of the proposed Amendment No. l to the Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned.

Bank of Scotland

[Name of Bank]

By:	/s/ Joseph Fratus
Title:	Joseph Fratus Vice President

CONSENT OF BANK

This Consent of Bank is delivered by the undersigned Bank with reference to the Second Amended and Restated Credit Agreement dazed as of August 16, 2000, (the “Credit Agreement”) among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Administrative Agent for the Banks. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby consents to the execution and delivery of the proposed Amendment No. l to the Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned.

Commerzbank AG, New York & Grand Cayman Branches [Name of Bank]

By:	/s/ Christian Jagenberg	/s/ Werner Schmidbauer

Title:	Christian Jagenberg	Werner Schmidbauer
	SVP & Manager	VP

CONSENT OF GUARANTOR/PLEDGOR

This Consent of Pledgor is delivered by the undersigned with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000 (the “Credit Agreement”) among Tracinda Corporation, a Nevada corporation (the “Company”), the financial institutions from time to time parties thereto (each a “Lender”) and collectively, the “Lender”) and Bank of America, N. A., as Administrative Agent. Capitalized tenors used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby (a) consents to the execution and delivery of the proposed Amendment No. 1 to Second Amended and Restated Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned and (b) represents and warrants to the Administrative Agent and the Banks that each of the 250 Rodeo Guaranty and the 250 Rodeo Pledge Agreement remain in full force and effect in accordance with their respective terms.

250 RODEO, INC., a Delaware corporation

By:	/s/ Anthony Mandekic
Name:
Title: Sec./Treas.